                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Berger Holdings, Ltd.
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               (Name of Registrant as Specified In Its Charter)

                             Berger Holdings, Ltd.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2000

  The Annual Meeting of Shareholders (the "Meeting") of Berger Holdings, Ltd. (the "Company") will be held on Wednesday, June 21, 2000, at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053, for the following purposes:

    1. To elect three directors to hold office until their successors in office have been duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The close of business on April 28, 2000 has been fixed as the record date for the Meeting. All shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

  All shareholders are cordially invited to attend the Meeting. The Board of Directors of the Company urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's 1999 Annual Report to Shareholders is also enclosed.

                                          Joseph F. Weiderman
                                          President, Chief Operating Officer
                                           and Secretary

Feasterville, Pennsylvania
May 10, 2000

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors (the "Board") of Berger Holdings, Ltd. (the "Company"), a Pennsylvania corporation, for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 21, 2000, at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053 and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders on or about May 10, 2000.

  The Board does not intend to bring any matters before the Meeting other than the matters specifically referred to in the Notice of the Meeting, nor does the Board know of any matter that anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  In the absence of instructions, the shares of Common Stock (as defined below) represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board in the election of a director. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                               VOTING SECURITIES

  At the close of business on April 28, 2000, the record date, the Company had outstanding 5,405,265 shares of common stock, par value $0.01 per share (the "Common Stock").

  On all matters voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock as of the record date will be entitled to one vote per share.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders, voting as a single class, are entitled to cast on each matter to be acted upon at the Meeting shall constitute a quorum for the purposes of consideration and action on that matter. All shareholders vote as a single class as to all matters other than the election of directors. Each matter to be voted on shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. An abstention will be counted as being present for purposes of determining the presence or absence of a quorum with respect to the applicable matter, but will not constitute a vote cast for or against that matter. As to certain matters, brokers who hold shares in street name for customers are not entitled to vote those shares without specific instructions from such customers. Under applicable Pennsylvania law, a broker no-nvote will count as being present with respect to such matter for purposes of determining the presence or absence of a quorum, but will not count as a vote cast for or against the applicable matter. In the event that the Meeting has been adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as described above, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of December 31, 1999, information with respect to the securities holdings of (i) the Company's directors and executive officers, (ii) all directors and executive officers as a group, and
(iii) all persons believed by the Company to beneficially own more than five percent of the outstanding Common stock based upon filings with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated, such ownership is believed to be direct, with sole voting and investment power. The address of each such person is 805 Pennsylvania Boulevard, Feasterville, PA 19053, unless a different address is indicated.

                                                       Shares Owned
                                                       Beneficially
 Name of Outstanding                                       and         Percentage
  Beneficial Owner                                      of Record      of Shares
 -------------------                                   ------------    ----------
 Theodore A. Schwartz................................     565,692(1)      9.62%
 Joseph F. Weiderman.................................     488,090(2)      8.35%
 Paul L. Spiese, III.................................     444,726(3)      7.61%
 Jacob I. Haft, M.D..................................     183,200(4)      3.28%
 Larry Falcon........................................      97,791(5)      1.76%
 Dr. Irving Kraut....................................     308,433(6)      5.53%
 Jay Seid............................................      36,500(7)         *
 John Paul Kirwin, III...............................      15,000(7)         *
 Francis E. Wellock, Jr..............................     220,750(8)      3.89%
 Finova Mezzanine Capital, Inc.......................     588,235(9)      9.68%
 Argosy Investment Partners, L.P.....................     352,941(9)      6.04%
 Emerald Advisors....................................     503,660         9.17%
 All Directors, Executive Officers and 5% owners as a
  group (12 persons).................................   3,805,018(10)    47.61%

--------
*    =less than 1%
(1) Includes 1,500 shares of Common Stock registered to Mr. Schwartz as joint tenant with Janice L. Bredt and options to purchase 390,000 shares of Common Stock.
(2)  Includes options to purchase 357,950 shares of Common Stock.
(3)  Includes options to purchase 353,700 shares of Common Stock.
(4)  Includes options to purchase 95,000 shares of Common Stock.
(5)  Includes options to purchase 60,000 shares of Common Stock.
(6)  Includes options to purchase 85,000 shares of Common Stock.
(7)  Includes options to purchase 15,000 shares of Common Stock.
(8)  Includes options to purchase 189,000 shares of Common Stock.
(9) Consists solely of shares of Subordinated Debentures convertible into Common Stock.
(10) Includes and reflects all holdings described in notes (1)--(9).

                ELECTION OF DIRECTORS AND CONTINUING DIRECTORS

The Board of Directors

  The bylaws of the Company provide for a board of directors consisting of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed directors whose terms are expiring. The Board has nominated Dr. Irving Kraut, Theodore A. Schwartz and Jay Seid to serve as directors until their respective successors in office have been duly qualified and elected. Dr. Kraut and Messrs. Schwartz and Seid are currently serving as directors and each of them has indicated a willingness to continue to serve as a director. In the event that Dr. Kraut, Mr. Schwartz or Mr. Seid becomes unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

  Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Dr. Kraut and Messrs. Schwartz and Seid.

  Set forth below, with respect to each nominee for director and each director continuing in office, is the name, age, the time period during which he has served as a director of the Company and his principal occupation or employment and business affiliations at present and during the past five years.

Nominees For Election as Director with Terms to Expire in 2003

  Dr. IRVING KRAUT, age 82, has served as a director of the Company since July 1993. Dr. Kraut was a practicing orthodontist from 1948 to 1991. Since that time, he has served as a consultant to orthodontists in his capacity as President of Irving Kraut, D.D.S., P.A. Since 1978, Dr. Kraut has served as a director of Princeton Research Lands, Inc., a private real estate company.

  THEODORE A. SCHWARTZ, age 70, was elected a director of the Company effective June 1987 and served as President of the Company from May 5, 1988 to May 30, 1989 and from July 17, 1990 to January 15, 1991. From May 30, 1989 to present, Mr. Schwartz has served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Schwartz holds a Bachelor of Science Degree in Economics from the Wharton School of Finance. Prior to his joining the Company, Mr. Schwartz spent 35 years in the investment banking and securities industry.

  JAY SEID, age 39, was elected as a director of the Company on December 15, 1997. Mr. Seid is a Vice President of Bachow & Associates, a venture capital firm. Prior to joining Bachow & Associates in December 1992, Mr. Seid was President and General Counsel of Judicate, Inc. Previously he was an attorney specializing in corporate law at Wolf, Block, Schorr and Solis-Cohen LLP in Philadelphia. Mr. Seid graduated with a B.A. from Rutgers University and received a J.D. from New York University School of Law.

Continuing Directors with Terms to Expire in 2002

  JOSEPH F. WEIDERMAN, age 58, was elected a director of the Company on June 1, 1990, has served as Secretary and Treasurer of the Company since February 1990, served as Chief Financial Officer of the Company from June 1, 1990 to August 19, 1996, was elected President of the Company on January 15, 1991 and has served as Chief Operating Officer of the Company since June 1, 1990. Mr. Weiderman holds a Bachelor of Science Degree in Accounting and a Master of Business Administration Degree in Finance from LaSalle University. Prior to his joining the Company, Mr. Weiderman served for over 14 years as the Chief Financial Officer of Harry Levin, Inc., a multistore retailer.

  JACOB I. HAFT, M.D., age 63, was elected a director of the Company in conjunction with the Company's acquisition of Berger Bros Company ("Berger Bros") in 1989. Dr. Haft has practiced medicine, with a specialization in cardiology, for over twentyfive years. Since 1974, Dr. Haft has been a Cardiologist and from 1974 to 1998 was Chief of Cardiology at St. Michael's Medical Center in Newark, New Jersey. In addition, Dr. Haft is currently a Clinical Professor of Medicine at the New Jersey College of Medicine and Dentistry and Professor of Medicine at the Seton Hall University Post Graduate School of Medicine. Dr. Haft has several professional certifications, is a member of various professional societies and associations and has published many scholarly articles and books. Dr. Haft has served on the Cardiac Services Committee of the New Jersey Department of Health.

  JOHN PAUL KIRWIN, III, age 44, was elected as a director of the Company on December 15, 1997. Mr. Kirwin is a principal in Argosy Investment Partners, L.P., a small business investment company. Mr. Kirwin is also a principal in Odyssey Capital Group, L.P., a private investment fund. Mr. Kirwin was a corporate and securities attorney for 14 years, including six years as a partner at McCausland, Keen & Buckman, until joining Odyssey full time in January 1996. Mr. Kirwin holds a Juris Doctris, Order of the Coif, from the National Law Center of George Washington University and a Bachelor of Arts from Dickinson College.

Continuing Directors with Terms to Expire in 2001

  PAUL L. SPIESE, III, age 48, was elected a director of the Company on March 30, 1991. Mr. Spiese joined Berger Bros as Plant Manager in 1985 and was named Vice President Manufacturing of the Company in July 1990. Previously, he was employed by Hurst Performance, Inc. as Plant Manager.

  LARRY FALCON, age 60, has served as a director of the Company since November 1985 and acted as Chairman of the Board from September 3, 1986 to June 1, 1987. He has served as President of the Residential Division of The Kaplan Organization, a real estate developer, since 1985.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Haft, Kirwin and Seid. The functions of the Audit Committee generally include reviewing with the independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

  The Compensation Committee consists of Mr. Falcon and Dr. Kraut. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation, and granting stock options, for the Company's executive officers.

  The Board held three meetings in 1999, the Audit Committee two meetings and the Compensation Committee one meeting. In 1999, each director attended at least 75% of the combined number of meetings of the Board and of the Committees on which such director served.

                           COMPENSATION OF DIRECTORS

  During 1999, members of the Board who were not also executive officers of the Company were paid $1,250 for attendance at Board meetings.

                    PROCEDURES FOR SHAREHOLDER NOMINATIONS

  Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors if written notice (the "Notice") of the shareholder's intent to nominate a director at the Meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified below. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more that 50 days prior to any meeting of the shareholders called for the election of directors; except that, if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company. These requirements do not apply to nominations made by the Board.

  The Notice shall be in writing and shall contain or be accompanied by the name and residence address of the nominating shareholder, a representation that the shareholder is a holder of record of voting stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice, such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had proxies been solicited with respect to such nominee by the management or Board of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders, and the consent of each nominee to serve as a director of the Company if so elected.

                            EXECUTIVE COMPENSATION

  The following table shows the annual compensation of each of the Company's executive officers for the years 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                                                Compensation
                                      Annual Compensation          Awards
                                ------------------------------- ------------
                                                   Other Annual               All other
                                                   Compensation   Options/   Compensation
Name & Principal Position  Year Salary($) Bonus($)     ($)        SARs (#)       ($)
-------------------------  ---- --------- -------- ------------ ------------ ------------
Theodore A. Schwartz.....  1999 $193,352  $ 7,500        0          --          17,653(1)
  Chairman & Chief         1998  154,315   12,500        0          --          14,735
  Executive Officer        1997  131,561   10,000        0          --          12,770

Joseph F. Weiderman......  1999 $190,587  $17,500        0          --           2,335(2)
  President and Chief      1998  157,353   22,500        0          --           2,213
  Operating Officer        1997  127,512   10,000        0          --           2,507

Paul L. Spiese, III......  1999 $135,143  $12,000        0          --           2,001(3)
  Vice President           1998  114,950   15,750        0          --           1,939
                           1997   93,767   10,000        0          --           1,879

Francis E. Wellock, Jr...  1999 $119,356  $12,000        0          --             739(4)
  Chief Financial Officer  1998   96,597   13,500        0          --             533
                           1997   75,132   10,000        0          --             514

--------
1 Represents premiums paid by the Company for life insurance for the benefit of Mr. Schwartz.
2 Represents premiums paid by the Company for life insurance for the benefit of Mr. Weiderman.
3 Represents premiums paid by the Company for life insurance for the benefit of Mr. Spiese.
4 Represents premiums paid by the Company for life insurance for the benefit of Mr. Wellock.

  The following table shows (1) the number and value of options exercised by the Company's executive officers during 1999 and (2) the number and value of unexercised options held by the Company's executive officers at the end of 1999:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                               (b)              (c)                   (d)                       (e)
          (a)            --------------- ----------------- ------------------------- -------------------------
                                                                                      Value of Unexercised In
                                                           # of Unexercised Options  the-Money Options/SARs at
                         Shares Acquired                         at FY- End(#)              FY-End ($)
          Name           on Exercise (#) Value Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           --------------- ----------------- ------------------------- -------------------------
Theodore A. Schwartz....         0                0             390,000/100,000          $417,563/$100,375
Joseph F. Weiderman.....         0                0             357,950/100,000          $382,508/$100,375
Paul L. Spiese, III.....         0                0             353,700/100,000          $377,859/$100,375
Francis E. Wellock,
 Jr.....................         0                0              189,000/75,000          $ 199,969/$75,281

Employment Agreements and Arrangements

  Pursuant to Employment Agreements restated in their entirety as of March 28, 2000, Messrs. Schwartz, Weiderman, Spiese and Wellock are employed by the Company as its Chief Executive Officer; President and Chief Operating Officer; Vice President of Manufacturing and Chief Financial Officer and Vice President--Finance, respectively. These agreements expire December 31, 2000. The agreements provide for base annual salaries of $203,000, $203,000, $135,000 and $130,000, respectively. In addition to their salaries, the agreements provide that Messrs. Schwartz, Weiderman, Spiese and Wellock shall be entitled to a bonus at the discretion of the Board of Directors. If, at the end of the term of the agreement, the Company and Messrs. Schwartz, Weiderman, Spiese and Wellock have not agreed to an extension of these agreements for a minimum additional term of three years, the Company is obligated to pay them an amount equal to 50% of their then annual salary in weekly installments over a six month period (the "Severance Payment"). In the event that the four officers are unable to perform their duties under the agreement for an aggregate period of more than 180 days in any 365-day period, the Company may terminate any one of the four officers' employment upon 90 days notice. In this event, the Company is obligated to pay Messrs. Schwartz, Weiderman, Spiese or Wellock his full salary for a period of 12 months. At the end of this 12-month period, the Company is obligated to pay the sum of $1,000 per week, subject to certain reductions set forth in the agreement, for a period of 3 years and then $500 per week for the remainder of their lives. The agreements also provide that in the case of a "Change in Control" as defined in the agreements, if the terms of the employee's employment change in any material respect, the employee shall be entitled to a lump sum payment in an amount equal to the remainder of the payments to which he would be entitled under Section 3 of the Agreement.

  Messrs. Schwartz, Weiderman, Spiese and Wellock are also entitled to the use of a car provided by the Company and life insurance to benefit the beneficiary of their respective choices in the face amount of $500,000. During the term of the agreement, and so long as the any one of the four officers receives a Severance Payment, they are prohibited directly or indirectly from engaging in any business which is the same as, similar to or in competition with the business of the Company. In addition, the amended agreement stipulates that during 1999 and 2000, the stock options granted for those years are 100,000 for each year for Messrs. Schwartz, Weiderman and Spiese, and 75,000 for Mr. Wellock.

Certain Relationships and Related Transactions

  The Company holds promissory notes made by Messrs. Schwartz, Weiderman and Spiese, the Company's Chief Executive Officer, President, Chief Operating Officer and Treasurer, and Vice President--Manufacturing, respectively, totaling $175,083, $152,000 and $100,833 (the "Notes") respectively, each of which bears interest at a rate of six per cent per annum. The Notes require that the principal and accrued interest to be paid on or before November 21, 2001. The proceeds of the Notes were used by Messrs. Schwartz, Weiderman and Spiese to purchase securities of the Company in the Company's 1993 private placement and in connection with the exercise of warrants to purchase shares of the Common Stock in 1996. Securities purchased in the private placements were on the same terms as those agreed to by other investors in the private placements. The largest aggregate amount outstanding under the Notes during 1998 were $175,083, $152,000 and $100,833 respectively, all of which amounts are currently outstanding.

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports.

  Based on the Company's review of the copies of the reports received by it, the Company believes that all filings required to be made by the Reporting Persons for the year ended December 31, 1999 were made on a timely basis, except that filings relating to 900 shares purchased by Dr. Kraut in December 1999 and 1,500 shares purchased by Dr. Haft in December 1999 were both made by March 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of Berger Holdings, Ltd. (the "Committee") is pleased to present its report on executive compensation. The report describes the underlying philosophy and objectives of the Company's executive compensation program, the various elements of the program, and the basis for the compensation determinations made by the Committee with respect to executive officers for 1999.

Executive Compensation Philosophy and Objectives

  The Company endeavors to ensure that executive compensation is linked directly to continuous improvements in corporate performance, the achievement by officers of corporate objectives, and increases in long-term stockholder value.

Compensation Program Elements for 1999

  The Company's executive compensation is comprised of two components, as described below. Each component is intended to serve the Company's compensation philosophy and guidelines.

  Base Salary/Option Grants: The base salaries of each of the executive officers of the Company, as well as the terms of option grants to each of the executive officers, have been established pursuant to employment agreements between these executives and the Company. See "Employment Agreements and Arrangements," above.

  Annual Incentive Compensation: The executive officers of the Company are eligible to receive annual incentive payments. The Compensation Committee awards incentive compensation based on consideration of factors including the following:

    (1) Individual performance during the year;

    (2) Progress made by the Company in product development, improvements in customer service and sales of products and services; and

    (3) Achievement in reaching Company goals for profitability.

Compensation of the CEO and Other Executive Officers

  Mr. Schwartz's base salary is established pursuant to his employment agreement. For 1999, the Committee awarded Mr. Schwartz incentive compensation of $7,500. Mr. Schwartz's incentive compensation was determined based on an assessment of the factors described above.

  The Committee reviewed the performance of the other executive officers against the same key elements that were considered significant in the evaluation of the CEO. The executive officers were awarded incentive compensation ranging from $12,000 to $17,500.

The Legislative Cap on Deductibility of Pay

  The Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million dollar limit on the deductibility of pay for executives. The Company's cash compensation level is far below the limit. Therefore, this legislation will not impact current pay levels.

  The Company believes that the stock options granted to their executives are exempt from the limitations of the regulation, because they are a form of "qualified performance-based compensation."

  The foregoing report has been furnished by the members of the Committee who are listed below. No member of the Committee is a current officer or employee of the Company.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                     Larry Falcon      Irving Kraut, D.D.S

December 7, 1999

                    ADDITIONAL INFORMATION WITH RESPECT TO
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are Mr. Falcon and Dr. Kraut. There were no relationships during 1999 that are required to be disclosed under Item 401(j) of Regulation S-K promulgated by the Securities and Exchange Commission.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG LLP performed the customary auditing services for the fiscal year ended December 31, 1999. The Company has selected KPMG LLP as its independent auditors to perform these services for the current fiscal year. A representative of KPMG LLP is expected to be present at the Meeting. This representative will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he or she may deem appropriate.

  On November 20, 1998, the Company determined that in order to achieve its goals it was more advantageous to retain a firm with a national presence and not to renew the engagement of its previous independent accountant, Goldenberg Rosenthal LLP ("Goldenberg"). At that time, the Company selected KPMG LLP as its principal independent accountant and replacement for Goldenberg. The Audit Committee recommended that KMPG LLP be engaged to replace Goldenberg, and the Board of Directors approved this recommendation, effective November 20, 1998.

  The reports of Goldenberg on the Company's consolidated financial statements as of and for the years ended December 31, 1997 and December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

  During the Company's two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg, there were no disagreements between the Company and Goldenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Goldenberg, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

  None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred with respect to the Company within its two most recent fiscal years and the subsequent interim period preceding the replacement of Goldenberg.

                         STOCK PRICE PERFORMANCE GRAPH

                                    [GRAPH]

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                     COMPANY, PEER GROUP AND BROAD MARKET
                              FISCAL YEAR ENDING
COMPANY/INDEX/MARKET      1994      1995     1996     1997     1998     1999
Berger Holdings          100.00     77.78   177.78   344.44   294.44   230.56
NASDAQ Non-Financials    100.00    139.26   169.16   198.09   290.83   574.04
NASDAQ Market Index      100.00    129.71   161.18   197.16   278.08   490.45

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2001 must be received by January 10, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, or, at the discretion of the shareholder, to be presented at the meeting but not included in the proxy materials. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by January 10, 2001, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal. Shareholder proposals should be directed to Joseph F. Weiderman, President, Chief Operating Officer and Secretary, at the address of the Company set forth on the first page of this proxy statement.

                            SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JOSEPH F. WEIDERMAN, PRESIDENT, CHIEF OPERATING OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             BERGER HOLDINGS, LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  I hereby constitute and appoint Theodore A. Schwartz and Joseph F. Weiderman and each of them acting individually my true and lawful agents and proxies, with full power of substitution in each, to vote all shares held of record by me at the 2000 Annual Meeting of Shareholders of Berger Holdings, Ltd. to be held on June 21, 2000, and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

  UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.


1. Election of Directors

     FOR all nominees                   WITHHOLD AUTHORITY
     listed (except as                  to vote for all nominees
     indicated to the
     contrary below)

     [_]                                [_]


     To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below:

          Dr. Irving Kraut  Theodore A. Schwartz  Jay Seid

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

  THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS PROXIES FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BERGER HOLDINGS, LTD.

                                           Date: _______________________ , 2000

                                           ------------------------------------
                                           Signature

                                           ------------------------------------

                                           NOTE: Please sign this proxy
                                           exactly as name(s) appear in
                                           address. When signing as attorney-
                                           in-fact, executor, administrator,
                                           trustee or guardian, please add
                                           your title as such.